EXHIBIT 99.1

AGREEMENT BY AND AMONG SECURED CREDITORS

This Agreement By and Among Secured Creditors (“Agreement”) is made effective as of May 21, 2007 (the “Effective Date”), by and among PainCare Holdings, Inc. (“PainCare”), PainCare Acquisition Company XV, Inc. (“PainCare Sub”) and PainCare Surgery Centers III, Inc. (“PainCare Surgery Centers”)(PainCare, PainCare Sub and PainCare Surgery Centers are hereinafter sometimes referred to as the “Sellers”) on the one hand, The Center for Pain Management, LLC (the “Original Practice”), The Center for Pain Management ASC, LLC (the “Original Surgery Center”) and the undersigned member physicians of the Original Practice (collectively, the “Members” together with the Original Practice and the Original Surgery Center are hereinafter sometimes referred to as the “Purchasers”), and HBK Investments L.P., a Delaware limited partnership (“HBK”), as the arranger and administrative agent for all the lenders to PainCare and certain of its subsidiaries under the Loan Documents (as defined below). Each of the Sellers, Purchasers, and HBK may be referred to herein as a “Party” or collectively, as the “Parties.”

RECITALS

A. On December 1, 2004, PainCare and PainCare Sub (collectively, the “Practice Sellers”) and the Original Practice and the Members (collectively, the “Practice Buyers”) effected a transaction (the “Practice Purchase Transaction”) by which (i) the Practice Sellers acquired substantially all of the non-medical assets of the Original Practice pursuant to that certain Asset Purchase Agreement, dated December 1, 2004, as amended by that certain Amendment To Asset Purchase Agreement dated February __, 2005 (the “Original Practice Purchase Agreement”); and (ii) Original Practice and the PainCare Sub entered into that certain Management Services Agreement, dated as of December 1, 2004, as amended by that certain Amendment to the Management Services Agreement dated February 21, 2005 (the “Management Agreement”) pursuant to which the PainCare Sub would manage the business operations of Original Practice. The Practice Sellers’ obligations to the Practice Buyers under the Practice Purchase Transaction are secured by all of the stock of the PainCare Sub and guaranteed by PainCare and non-circumvention agreements. The Original Practice’s obligations to the PainCare Sub under the Management Agreement are secured by the assets of the Original Practice.

B. On September 26, 2005, PainCare and PainCare Surgery Centers (collectively, the “Surgery Center Sellers”) and the Original Surgery Center and certain of the Members (collectively, the “Surgery Center Buyers”) effected a transaction (the “Surgery Center Purchase Transaction”) by which the Surgery Center Sellers acquired substantially all of the assets of the Original Surgery Center pursuant to that certain Asset Purchase Agreement dated September 26, 2005 (the “Original Surgery Centers Purchase Agreement”). The Surgery Center Sellers’ obligations to the Surgery Center Buyers under the Surgery Center Purchase Transaction are secured by all of the stock of the PainCare Surgery Centers and guaranteed by PainCare and non-circumvention agreements.

C. The Practice Buyers allege that certain of the Practice Sellers’ obligations under the Practice Purchase Transaction are in default, as set forth in the March 15, 2007 notice from the Practice Buyers and the Members to the Practice Sellers.

D. The Surgery Center Buyers allege that certain of the Surgery Center Sellers’ obligations under the Surgery Center Purchase Transaction are in default.

E. PainCare and certain of its subsidiaries entered into the Loan and Security Agreement dated May 10, 2005 with HBK as arranger and administrative agent for all the lenders thereto (such Loan and Security Agreement together with the other documents relating thereto, the "HBK Loan Documents"). PainCare’s obligations to HBK under the HBK Loan Documents are secured by the assets of PainCare and certain of its subsidiaries. HBK alleges that certain of PainCare’s obligations under the HBK Loan Documents are in default, as set forth in the March 21, 2007 notice from HBK, on behalf of itself and the lenders it represents, to PainCare.

F. The Sellers and Purchasers have become dissatisfied with the arrangement contemplated by the Practice

Purchase Transaction and the Surgery Center Purchase Transaction (collectively, the “Purchase Transactions”) and the conduct of the business in the form created by the Purchase Transactions. The Sellers, on the one hand, and the Purchasers, on the other, have accordingly concluded that it is in their mutual best interest to settle all claims they may have against each other and sever completely the relationship between the Sellers and the Purchasers created by the Purchase Transactions, which will include the termination of all agreements linking the Sellers and the Purchasers together. Therefore, (i) PainCare Surgery Centers desires to sell, and the Original Surgery Center desires to purchase, all of the Surgery Center Assets (as defined in Section 3.a hereof) for cancellation of the portion of the unpaid amounts owing under that certain purchase money promissory note issued by PainCare Surgery Centers to the Original Surgery Center in the original principal amount of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000) plus all accrued interest thereon (the “Surgery Center Note”) equal to the Total Consideration amount set forth on Exhibit 3(b) attached hereto; and (ii) PainCare Sub desires to sell, and the Original Practice desires to purchase, all of the Practice Assets (as defined in Section 2.a hereof) and, in connection therewith, PainCare Sub and the Original Practice desire to terminate the Management Agreement and any and all other agreements between the Sellers and the Purchasers, all pursuant to the terms and conditions of, and as more fully described in, this Agreement, for a purchase price of Five Million and 00/100 Dollars ($5,000,000.00) .

F. Purchasers and HBK desire to enter into this Agreement in lieu of foreclosure on their respective security interests. Purchasers and Sellers and desire to release and terminate any and all security interests each has in the stock and/or assets of the other. HBK desires to consent to such lien releases, release and terminate any and all security interest it has in the Practice Assets and Surgery Center Assets, and agree to the transactions described herein.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement agree as follows:

TERMS AND CONDITIONS

1. Purpose of Agreement. a. This Agreement and any and all schedules, exhibits and ancillary documents hereto (collectively, the “Documents”) are being executed for the purposes of (a) selling the Surgery Center Assets to the Original Surgery Center and selling the Practice Assets to the Original Practice; (b) providing for an orderly and amicable separation of the Sellers and the Purchasers, and (c) compromising and settling all disputes between them, which shall be accomplished generally as follows:

     i. The Original Practice will purchase and the PainCare Sub will sell to the Original Practice the Practice Assets and terminate the Management Agreement for the sum of Five Million and 00/100 Dollars ($5,000,000.00) which amount will be paid to HBK (less the deductions reflected on the Business Transfer Cash Adjustment Statement) for the benefit of Seller and applied against Sellers’ obligation to HBK under the HBK Loan Documents as hereinafter provided. The Parties hereto agree that the consideration being given in exchange for the Practice Assets is fair and reasonable.

     ii. The Original Surgery Center will purchase the Surgery Center Assets from the PainCare Surgery Centers for cancellation of the portion of the unpaid amounts owing under the Surgery Center Note equal to the Total Consideration amount set forth on Exhibit 3(b) attached hereto, the agreed upon fair value, in exchange for the Surgery Center Assets. The Parties hereto agree that the consideration being given in exchange for the Surgery Center Assets is fair and reasonable.

2. Transfer of Practice Assets. a. Sale of Practice Assets to Original Practice. Subject to the terms and conditions of this Agreement, effective as of the Effective Date (as defined in Section 9 below), the Original Practice shall purchase, and the PainCare Sub shall sell, transfer, convey, assign and deliver to the Original Practice all of the assets of the Original Practice (of every kind, nature, character, and description, whether real, personal or mixed, tangible or intangible, accrued, contingent or otherwise) including, without limitation, the assets located at the offices of the Original Practice and used in the operation of the business of the Original Practice wherever situated, the cash, cash equivalents, and accounts receivable of Original Practice, goodwill, and any other assets which are used, held for use or acquired or developed for use by the PainCare Sub in connection with its management of Original Practice (collectively, the “Practice Assets”). The Practice Assets expressly exclude the Practice Excluded Assets described in Section 2.c below. The PainCare Sub and the Original Practice shall enter into that certain Bill of Sale in substantially the same form as attached hereto as Exhibit 2(a), which is incorporated herein by reference, for the purpose of effectuating the transfer of the Practice Assets to the Original Practice. The Practice Sellers hereby further agree that they shall execute such further instruments as customary and reasonable to transfer ownership of the Practice Assets to the Original Practice, and to take such other actions as may be reasonably require to effect the ownership transfers contemplated in this Agreement.

     b. Purchase Price and Covenants. The Original Practice covenants and agrees to pay at Closing by wire transfer, in accordance with wire instructions to be given by the Practice Sellers and HBK, HBK for the benefit of Sellers, to be credited to Practice Sellers’ loan obligation to HBK as provided in the HBK Loan Documents, the sum of Five Million and 00/100 Dollars ($5,000,000.00) (the “Practice Purchase Price”) (less the deductions reflected on the Business Transfer Cash Adjustment Statement).

     From and after the Closing, each Purchaser and Seller shall allocate the consideration paid for the Practice Assets as set forth on Exhibit 2(b) attached hereto and incorporated by reference herein and shall make consistent use of such allocation and fair market value for all tax purposes and in all filings, declarations and reports with the IRS and other tax authorities.

     c. Excluded Assets. Section 2.a notwithstanding, the PainCare Sub shall not sell, transfer, assign, convey or deliver to the Original Practice, and the Original Practice is not acquiring any of the following assets of the PainCare Sub (collectively, the “Practice Excluded Assets”):

     i. Tax Credits and Records. Federal, state and local income and other tax credits and tax refund claims and associated returns and records relating to periods prior to Closing, provided the Original Practice shall have reasonable access to such records to the extent reasonably necessary for the Purchasers’ own tax planning or returns.

     ii. Business Documents. The organizational documents of the Practice Sellers, including without limitation its minute books, general accounting records, correspondence, policies, procedures, reports, data, the financial statements and records of the Practice Sellers and any other documents not deemed part of the Practice Assets, provided the Original Practice shall have reasonable access to such documents to the extent reasonably necessary for the Purchasers.

     iii. Leased Equipment. The equipment leased to the PainCare Sub by EDX as set forth on Exhibit 2(c)(iii) attached hereto and incorporated by reference herein, which equipment may be removed by Sellers.

     d. Liabilities. The Original Practice shall assume the accrued payroll, accrued paid time off, and unpaid accounts payable of the PainCare Sub which arose in the ordinary course of operations of the Original Practice before the Effective Date and are owed to usual and customary vendors supplying goods and services to the Original Practice. Attached at Exhibit 2(d) is a list of estimated liabilities that Purchasers and Sellers expect to be assumed by the Original Practice hereunder. The Original Practice shall not assume any liability owed to the Maryland Department of the Environment in connection with excessive radiation exposure at the Hagerstown facility in November 2006 which the PainCare Sub shall pay when due. Notwithstanding anything to the contrary herein, the Original Practice shall not assume any contracts or obligations to which PainCare or the PainCare Sub is a party including, without limitation, any EDX lease or other equipment lease.

3. Transfer of Surgery Center Assets. a. Sale of Surgery Center Assets to Original Surgery Center. Subject to the terms and conditions of this Agreement, effective as of the Effective Date (as defined in Section 10 below), the Original Surgery Center shall purchase, and the PainCare Surgery Centers shall sell, transfer, convey, assign and deliver to the Original Surgery Center all of the assets of the Original Surgery Center (of every kind, nature, character, and description, whether real, personal or mixed, tangible or intangible, accrued, contingent or otherwise) including, without limitation, the assets located at the offices of the Original Surgery Center and used in the operation of the business of the Original Surgery Center wherever situated, including without limitation, the cash, cash equivalents, and accounts receivable of Original Surgery Center, goodwill, and any other assets which are used, held for use or acquired or developed for use by the PainCare Surgery Centers in connection with the operation of the Original Surgery Center (collectively, the “Surgery Center Assets”). The Surgery Center Assets expressly exclude the Surgery Centers Excluded Assets described in Section 3.c below. The PainCare Surgery Centers and the Original Surgery Center shall enter into that certain Bill of Sale in substantially the same form as attached hereto as Exhibit 3(a), which is incorporated herein by reference, for the purpose of effectuating the transfer of the Surgery Center Assets to the Original Surgery Center. The Surgery Center Sellers hereby further agree that they shall execute such further instruments as customary and reasonable to transfer ownership of the Surgery Center Assets to the Original Surgery Center, and to take such other actions as may be reasonably require to effect the ownership transfers contemplated in this Agreement.

     b. Purchase Price and Covenants. The Original Surgery Center covenants and agrees that in exchange for the Surgery Center Assets that it will, as of the Closing, cancel the portion of the unpaid amounts owing under the Surgery Center Note equal to the Total Consideration amount set forth on Exhibit 3(b) attached hereto (hereinafter the “Surgery Center Purchase Price”).

     From and after the Closing, each Purchaser and Seller shall allocate the consideration paid for the Surgery Center Assets as set forth on Exhibit 3(b) attached hereto and incorporated by reference and shall make consistent use of such allocation and fair market value for all tax purposes and in all filings, declarations and reports with the IRS and other tax authorities

     c. Excluded Assets. Section 3.a notwithstanding, the PainCare Surgery Centers shall not sell, transfer, assign, convey or deliver to the Original Surgery Center, and the Original Surgery Center is not acquiring any of the following assets of the PainCare Surgery Centers (collectively, the “Surgery Centers Excluded Assets”):

     i. Tax Credits and Records. Federal, state and local income and other tax credits and tax refund claims and associated returns and records relating to the periods prior to Closing, provided the Original Surgery Center shall have reasonable access to such records to the extent reasonably necessary for the Purchasers’ own tax planning or returns.

     ii. Business Documents. The organizational documents of the Surgery Center Sellers, including without limitation its minute books, general accounting records, correspondence, policies, procedures, reports, data, the financial statements and records of the Surgery Center Sellers and any other documents not deemed part of the Surgery Center Assets, provided the Original Surgery Center shall have reasonable access to such documents to the extent reasonably necessary for the Purchasers.

     iii. Leased Equipment. The equipment leased to the PainCare Surgery Centers by EDX as set forth on Exhibit 3(c)(iii) attached hereto and incorporated by reference herein, which equipment may be removed by Sellers.

     d. Liabilities. The Original Surgery Center shall assume the unpaid accounts payable of the PainCare Surgery Centers which arose in the ordinary course of operations of the Original Surgery Center before the Effective Date and are owed to usual and customary vendors supplying goods and services to the Original Surgery Center. Attached at Exhibit 2(d) is a list of estimated liabilities that Purchasers and Sellers expect to be assumed by the Original Surgery Center hereunder. The Original Surgery Center shall not assume any liability owed to the Maryland Department of the Environment in connection with excessive radiation exposure at the Hagerstown facility in November 2006 which the PainCare Sub shall pay when due. Notwithstanding anything to the contrary herein, the Original Surgery Center shall not assume any contracts or obligations to which PainCare or the PainCare Surgery Centers is a party including, without limitation, any EDX lease or other equipment lease.

4. Consensual Enforcement and Lien Releases. The Purchasers and HBK hereby acknowledge and agree that they are entering into this Agreement in lieu of foreclosure on their respective security interests and in lieu of exercising their related legal rights and remedies. The Practice Buyers hereby release and terminate its security interest in the stock of the PainCare Sub. The PainCare Sub hereby releases and terminates its security interest in the assets of the Original Practice. The Surgery Center Buyers hereby release and terminate its security interest in the stock of the PainCare Surgery Centers. Sellers and Purchasers hereby release and terminate all other security interests each has in the stock and/or assets of the other and agree to take all further action to file the related UCC-3 termination statements. HBK hereby consents and agrees to such lien releases. In addition, HBK hereby releases and terminates any and all security interest it has or may have in the Practice Assets and the Surgery Center Assets and agrees to take all further action to file the related UCC-3 termination statements. HBK consents and agrees to all the transactions described herein. The Practice Assets and the Surgery Center Assets are sold free and clear of all claims, liens, encumbrances, options to purchase by, or other rights of any third person arising by, through or under, any Seller including, without limitation, any lien or encumbrance of HBK, Midsummer Investments Ltd. or Laurus Master Fund Ltd.

5. Termination of the Management Services Agreement and Other Agreements. a. PainCare Sub and Original Practice shall terminate the Management Agreement as of the Effective Date pursuant to that certain Management Services Termination Agreement attached hereto as Exhibit 5(a) (the “Management Services Termination Agreement”). As a result of the termination of the Management Agreement, no party to the Management Agreement shall have any further or continuing obligation or responsibility to the other Party pursuant to such agreement, including the payment of any amounts or performance of any obligations under the terms of the Management Agreement on or after the Effective Date. The PainCare Sub shall not be entitled to receive any payments pursuant to the Management Agreement after the Effective Date.

     b. In addition to the termination of the Management Agreement, all other agreements, written or oral, among the Sellers and Purchasers (other than this Agreement) shall be terminated as of the Effective Date pursuant to the Termination Agreement attached hereto as Exhibit 5(b), and no party thereto shall have obligation or responsibility to any other party thereto under the terms of any such agreements on or after the Effective Date.

     c. In connection with the termination of the foregoing agreements, the parties are hereby deemed to have waived any applicable termination provisions contained in such agreements or any and all other conditions (including, but not limited to, any conditions precedent or conditions subsequent) to the termination thereof.

     d. Sellers acknowledge and agree that any and all rights they have with respect to the real estate leases identified on Exhibit 5(d) hereto shall be terminated, as set forth by the Acknowledgement and Agreement to Termination of Rights Under the Leases attached hereto as Exhibit 5(d).

     e. Sellers acknowledge and agree that any and all rights they have with respect to the Amended and Restated Operating Agreement for The Center for Pain Management, LLC dated February 17, 2005, the Employment Agreements between The Center for Pain Management, LLC and the Members dated February 21, 2005, and other leases, services agreements, and equipment agreements identified on Exhibit 5(e) hereto, shall be terminated, as set forth by the Acknowledgement and Agreement to Termination of Rights Under the Agreements attached hereto as Exhibit 5(e).

     f. Upon Sellers’ acceptance of Purchasers’ cancellation of the portion of the unpaid amounts owing under the Surgery Center Note equal to the Total Consideration amount set forth on Exhibit 3(b) attached hereto as payment for the Surgery Center Assets, Purchasers will cancel and forgive for no consideration any other amounts unpaid or otherwise owing under the Surgery Center Note. Purchasers will also cancel and forgive for no consideration the obligation of PainCare to pay the (a) accrued and unpaid past due second Intended Installment Payment (as defined in the Original Practice Purchase Agreement) of cash and PainCare stock and (b) the third Intended Installment Payment (as defined in the Original Practice Purchase Agreement) of cash and PainCare stock. Sellers acknowledge and agree that the obligations forgiven pursuant to this Section 5.f have no value and that Purchasers’ discharge is set forth to facilitate Sellers’ resolution of matters involving other creditors.

6. Purchase Transactions. a. Notwithstanding anything to the contrary contained herein or in any exhibit hereto, all consideration paid by a Purchaser or Seller to another prior to the Effective Date pursuant to the Purchase Transactions, including all cash and PainCare stock, shall be forever kept by the party to which it was previously paid and shall not be returnable as a result of this Agreement.

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     b. The Sellers and Purchasers acknowledge and agree that the Sellers did not pay the bulk sales tax owing to the State of Maryland in connection with the Purchase Transactions. Sellers shall pay out of Closing all such taxes, penalties and interest owing to the State of Maryland which amounts shall be withheld from the Practice Purchase Price and paid directly to the State of Maryland.

7. Mutual Releases. a. In consideration of (i) the releases given hereby by the Sellers, (ii) the agreement of the Sellers to terminate the Management Agreement and other agreements, (iii) the agreement of the Practice Sellers to sell to the Original Practice the Practice Assets, (iv) the agreement of the Surgery Center Sellers to sell the Surgery Center Assets, and (v) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers shall execute that certain General Release in favor of the Sellers in substantially the same form as attached hereto as Exhibit 7(a) .

     b. In consideration of (i) the releases given hereby by the Purchasers, (ii) the agreement of the Purchasers to terminate the Management Agreement and other agreements, (iii) the Original Practice purchase of the Practice Assets, (iv) the agreement of the Surgery Center Buyers to buy to the Surgery Center Assets, and (v) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers shall execute that certain Release in favor of the Purchasers in substantially the same form as attached hereto as Exhibit 7(b) .

8. Representations and Warranties by the Purchasers. Each of the Purchasers jointly and severally represents, warrants and covenants to the Sellers as follows:

     a. The statements made by such Purchaser in this Section 8 are and will be correct and complete as of the date of the Effective Date of this Agreement and as of the Closing Date.

     b. Such Purchaser has the full power and authority to execute, deliver and perform this Agreement and the documents to be delivered by it/him under this Agreement.

     c. This Agreement and the Documents to be executed and delivered by such Purchaser constitutes the legal, valid and binding obligations of such Purchaser, and will be enforceable in accordance with their respective terms against such Purchaser, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

     d. Except with respect to the required federal and state regulatory approvals to operate the Surgery Centers, the execution and deliver by each Purchaser of this Agreement and the Documents, and any and all other agreements, documents or instruments contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchasers do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default or event of default under, (iii) give any third party the right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval exemption or other action by or notice to any court or governmental authority pursuant to, the articles of incorporation or bylaws of such corporate Party or any regulation, order or contract to which any of the Purchasers are subject.

     e. Other than the $100,000 finder’s fee owed to Henry Bloom LLC by the Sellers, the Purchasers and Sellers have not employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transaction contemplated hereby who is or might be entitled to any fee, commission or other compensation from any of the Sellers, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

9. Representations and Warranties by the Sellers. Each of the Sellers jointly and severally represents and warrants to the Purchasers as follows:

     a. The statements made by the Seller in this Section 9 are and will be correct and complete as of the Effective Date of this Agreement and as of the Closing Date.

     b. Each of the Sellers is a corporation, validly existing and in good standing under the laws of the State of their domicile.

     c. This Agreement and the Documents to be executed and delivered by each Seller have been duly approved by all requisite action of such Seller, and such Seller has full power and authority to execute, deliver and perform this Agreement, together with all of the Documents to be executed and delivered by it.

     d. Practice Sellers own, have not assigned, and have the full right to assign the Practice Assets, free and clear of any claim, lien, encumbrance, option to purchase by, or other rights of any third person arising by, through or under any Seller.

     e. The Surgery Center Sellers own, have not assigned, and have the full right to assign the Surgery Center Assets, free and clear of any claim, lien, encumbrance, option to purchase by, or other rights of any third person arising by, through or under any Seller.

     f. This Agreement and the Documents to be executed and delivered by each of the Sellers constitutes the legal, valid and binding obligations of such Seller, and will be enforceable in accordance with their respective terms against such Seller, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

     g. The execution and deliver by each Seller of this Agreement and the Documents, and any and all other agreements, documents or instruments contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default or event of default under, (iii) give any third party the right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval exemption or other action by or notice to any court or governmental authority pursuant to, the articles of incorporation or bylaws of the Sellers or any regulation, order or contract to which any of the Sellers are subject, except for the required consent by HBK.

     h. Practice Sellers have title to all of the Practice Assets and will transfer same to the Original Practice, free and clear of all claims, liens or encumbrances, or has contractual rights to those Practice Assets which are leased and not owned. THE PRACTICE ASSETS ARE BEING SOLD “AS IS, WHERE IS” AND SELLERS DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL OTHER WARRANTIES RELATING TO THE CONDITION, USABILITY, OR AGE OF ANY OF THE ASSETS. To the extent assignable, Practice Sellers shall transfer and assign their rights to any warranties relating to the Practice Assets to the Original Practice.

     i. Surgery Center Sellers have title to all of the Surgery Center Assets and will transfer same to the Surgery Center Buyers, free and clear of all claims, liens or encumbrances, or have contractual rights to those Surgery Center Assets which are leased and not owned. THE SURGERY CENTER ASSETS ARE BEING SOLD “AS IS, WHERE IS” AND SELLERS DISCLAIM ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL OTHER WARRANTIES RELATING TO THE CONDITION, USABILITY, OR AGE OF ANY OF THE ASSETS. To the extent assignable, Surgery Center Sellers shall transfer and assign their rights to any warranties relating to the Surgery Center to the Surgery Center Buyers.

     j. Other than the $100,000 finder’s fee owed to Henry Bloom LLC by the Sellers, the Sellers have not employed any broker, finder, advisor, consultant or other intermediary in connection with this Agreement or the transaction contemplated hereby who is or might be entitled to any fee, commission or other compensation from any of the Purchasers, upon or as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

     k. The Sellers have delivered to the Purchasers an unaudited balance sheet of the PainCare Sub and the PainCare Surgery Centers as of April 30, 2007 (the “Financial Statement Date”), and the related unaudited statements of income, shareholders’ equity and cash flows for the period then ended (collectively, the “Financial Statements”). The Financial Statements were prepared from the books and records of such entities, which are correct and complete, except to the extent any errors or omissions have resulted from information provided by any of the Purchasers. The Financial Statements present fairly and accurately the financial position of such entities and the results of its operations as of the respective dates and for the periods presented therein and have been prepared in accordance with GAAP except for footnotes and year-end closing adjustments and except to the extent any errors or omissions have resulted from information provided by any of the Purchasers. To the knowledge of the Sellers, neither the PainCare Sub nor the PainCare Surgery Centers have undergone any material adverse change in its business, condition (financial or otherwise) or prospects, or suffered any material damage, destruction or loss (whether or not covered by insurance) since the Financial Statement Date. Since the Financial Statement Date, the PainCare Sub and the PainCare Surgery Centers have operated only in the ordinary course of business, and no change has been made or transaction entered into in anticipation of the transactions contemplated by this Agreement.

     l. Except as set forth in the Financial Statements, to the Sellers’ knowledge neither the PainCare Sub nor and the PainCare Surgery Centers have any liability, debt or obligation, whether known or unknown, absolute or contingent, arising under contract, in tort, by statute or regulation or otherwise, accrued or unaccrued, liquidated or unliquidated and due or to become due, and whether for the payment of money, the provision of goods or services or the performance of any other obligation (a “Liability”) except Liabilities which have arisen after the Financial Statement Date in the ordinary course of business, consistent with historical practice (none of which Liabilities arises out of or relates to any breach of contract, breach of warranty, tort, infringement or violation of law) and except to the extent any Liabilities have resulted from the action or inaction by any of the Purchasers

     m. To the Sellers’ knowledge, as of the Effective Date of this Agreement and the Closing Date, neither the Financial Statements nor any other information regarding the PainCare Sub and the PainCare Surgery Centers delivered by the Sellers to the Purchasers contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

10. Closing. a. The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held on or before midnight Eastern Time on May 24, 2007 (the “Closing Date”), or such other time, as agreed upon in writing by the Parties hereto and shall be handled via facsimile execution with originals to follow via overnight delivery.

b.	At the Closing:

	(i)	The Sellers shall deliver to the Purchasers the following:

		(1)	A duly executed Bill of Sale for each of the Practice Assets and the Surgery Center Assets;

		(2)	A duly executed Management Services Termination Agreement;

		(3)	A duly executed Termination Agreement;

		(4)	A duly executed General Release in favor of Purchasers;

		(5)	A duly executed Secretary’s Certificate of PainCare, the PainCare Surgery Centers and the PainCare Sub certifying as to the resolutions approved by the Board of Directors of each of the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, the Articles of Incorporation of each of the Sellers and Certificate of Good Standing of each of the Sellers, all of which shall be attached to the Secretary’s Certificate; and

		(6)	Such other documents and certificates as are required or otherwise reasonably requested by the Purchasers pursuant to the provisions of this Agreement or any ancillary document hereto.

	(ii)	The Purchasers shall deliver to the Sellers the following:

		(1)	The Practice Purchase Price which shall be paid to HBK;

		(2)	The Surgery Center Note marked “cancelled.”

		(3)	A duly executed Management Services Termination Agreement;

		(4)	A duly executed Termination Agreement;

		(5)	A duly executed General Release in favor of Sellers;

(6) A duly executed Member’s Certificate of the Purchasers certifying as to the resolutions approved by the Members of each to enter into this Agreement and consummate the transactions contemplated hereby, the Articles of Organization of each and Certificate of Good Standing of each, all of which shall be attached to the Member’s Certificate; and (7) Such other resolutions, documents and certificates as are required or otherwise reasonably requested by the Sellers pursuant to the provisions of this Agreement.

11. Required Consents; Further Assurances. The Sellers and Purchasers will use commercially reasonable continuous diligence and efforts to obtain in writing, as promptly as possible, all consents, authorizations and approvals required to be obtained by any of them in connection with the transactions contemplated by this Agreement. In the event any Party discovers additional instruments, certificates, consents or other documentation are necessary to effectuate delivery of the Documents, or any other properties, rights and interests intended to be transferred in accordance with the Documents or this Agreement, each other Party agrees to execute and deliver such other instruments, certificates, consents, and documents to effect its respective obligations hereunder as are reasonably requested by such Party.

12. Employees; Benefit Plans. a. On the Effective Date, Sellers will terminate and Purchasers will employ on an “at will” basis the individuals employed by Sellers that currently work at the offices of the Original Practice and the Surgery Centers. The Original Practice shall assume and pay to such employees in accordance with applicable policies and practices the amounts due and owing to them through the Effective Date including, but not limited to, payroll, insurance and benefit obligations. Sellers shall have no continuing or further obligation with respect to its former employees for events arising after the Effective Date.

     b. To the extent applicable, Sellers shall terminate the active participation of all employees of Sellers that currently work at the offices of the Original Practice and the Surgery Centers in any of Seller’s qualified retirement plans upon the Effective Date.

13. No Admission of Liability; Covenant Not to Sue. a. The releases set forth in the General Releases shall not be construed as an admission of liability on the part of any of the Parties hereto.

     b. The Sellers on the one hand and Purchasers on the other hand hereto agrees that none of them, nor any of their respective agents, employees, personal or legal representatives, successors or permitted assigns will bring, commence, institute, maintain or prosecute any action at law or proceeding in equity, or any legal proceeding whatsoever, or any claim for relief or damages, against the other which is based in whole or in part on any of the matters or claims released under the General Releases. The Sellers and Purchasers agree that the releases contained in the General Releases may be pleaded as a full and complete defense, and may be used as a basis for an injunction against, any action or suit or other proceeding that may be commenced, instituted, prosecuted or attempted by the other or any of their personal or legal representatives, employees, agents, officers, directors, successors or permitted assigns, in breach of any of the provisions set forth in this Agreement. The parties hereto further agree that none of them will, at any time, take any action of any nature whatsoever to (i) obtain a determination that this Agreement, or the transactions contemplated hereby, are unlawful, illegal or against public policy, (ii) challenge the validity or enforceability of the Agreement or the transactions contemplated hereby, (iii) or that any of the arrangements set forth in the Agreement, or any of the transactions contemplated hereby, are unlawful in any other manner whatsoever.

14. Access to Records and Premises; Interim Operations. a. For a period of three (3) years from the date hereof (or such longer period as may be necessary for the Sellers and Purchasers to comply with applicable Federal and state regulations), the Sellers and Purchasers hereto shall retain and provide each other and their designees with reasonable access to each other’s books and records for proper business purposes, including, but not limited to, defending claims asserted against the other, or as may be otherwise reasonably necessary in order for the Sellers and Purchasers to carry on their business operations and to comply with applicable statutory, regulatory or judicial requirements provided such access shall require seventy-two (72) hours prior written notice and not interfere with the business operation of the other Party.

     b. On the Closing Date, Sellers shall deliver to Purchasers all intellectual property relating to the Practice Assets and Surgery Center Assets, including, but not limited to, marketing materials, quality improvement processes, compliance programs, policy and procedure handbooks and manuals. After the Closing Date, neither the Sellers nor the Purchasers shall use the name or logo of the other.

     c. Notwithstanding anything herein to the contrary, until such time as Original Surgery Center obtains the required federal and state regulatory approvals to operate the Surgery Centers, the Surgery Centers will operate under the existing PainCare Surgery Centers licenses and all revenues after the payment of reasonable and direct expenses will be remitted to Original Surgery Center as management fees. No fee shall be payable to PainCare or the PainCare Sub in connection with the foregoing.

15. Indemnity. a. Each of the Sellers shall joint and severally indemnify, defend and hold harmless each of the Purchasers, their heirs, successors, assigns, past, present and future affiliates, parents and subsidiaries, and each of their past, present and future officers, directors, managers, employees, agents, shareholders, members, partners, insurers, successors and assigns (the “Purchaser Indemnitees”), from and against any demand, claim, action, damage or liability (including without limitation reasonable attorney fees, expert and outside consulting fees and related court expenses) (“Damages”) asserted against or imposed upon or incurred by the Purchaser Indemnitees, or any them, to the extent resulting from (i) a breach of any representation, warranty or covenant of any of the Sellers set forth in this Agreement or any Documents, (ii) any litigation, legal proceeding, or claim resulting from the wrongful or negligent conduct of any of the Sellers; (iii) any assertion with respect to the Practice Assets and/or Surgical Center Assets arising prior to or on the Effective Date; (iv) noncompliance with any bulk sales or similar laws or sales or use taxes resulting from the consummation of the Purchase Transactions; (v) any claim with respect to the operation of the PainCare Sub and/or PainCare Surgery Centers arising prior to or on the Effective Date (other than the obligations expressly assumed by Purchasers in Sections 2(d) and 3(d) herein); or (vi) any claim with respect to excessive radiation exposure at the Hagerstown facility in November 2006.

     b. Each of the Purchasers shall jointly and severally indemnify, defend and hold harmless each of the Sellers, their successors, assigns, past, present and future affiliates, parents and subsidiaries, and each of their past, present and future officers, directors, managers, employees, agents, shareholders, members, partners, insurers, successors and assigns (the “Seller Indemnitees”), from and against any Damages asserted against or imposed upon or incurred by the Seller Indemnitees, or any them, to the extent resulting from (i) a breach of any representation, warranty or covenant of such Purchaser set forth in this Agreement or any Documents, (ii) any assertion with respect to the use of the Practice Assets and Surgical Center Assets arising after the Effective Date, except with respect to assertions relating to the title thereof; (iii) noncompliance with any bulk sales or similar laws or sales or use taxes resulting from the consummation of the transactions contemplated by this Agreement and the Documents; (iv) any claim with respect to any unpaid liability or expense relating to the operation of Original Practice and/or Surgery Centers arising after the Effective Date; (v) any claim of medical malpractice with respect to services provided at the locations of Original Practice and the Surgery Centers; and (vi) the operation and management of the Surgery Centers by the Original Surgery Center as provided in Section 14.c above.

     c. The indemnified party shall give prompt written notice to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreement contained in this Agreement, stating the nature and basis of said claims and the amounts thereof, to the extent known. After such notice, if the indemnifying party shall acknowledge in writing to the indemnitee that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit, action or claim and the indemnifying party shall have presented evidence reasonably satisfactory to the indemnitee of the indemnifying party’s financial ability to satisfy its obligations under this Agreement or, in the indemnitee’s sole discretion, the indemnifying party shall have provided to the indemnitee collateral or security sufficient to satisfy the indemnifying party’s obligations to the indemnitee hereunder, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such claim, lawsuit or action and to employ and engage attorneys of its own choice to handle and contest and defend the same, at the indemnifying party’s cost, risk and expense. If the claim, lawsuit or action is an insured claim under the indemnifying party’s applicable insurance coverage, the claim shall be submitted to the insurance carrier and the indemnification obligation shall only be for such amount as not covered by such insurance policy. The indemnitee shall cooperate in all reasonable respects, at the cost and expense of the indemnifying party, with the indemnifying party, the insurance carrier (if applicable) and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom, or in the processing and resolution of any claim filed with the insurance carrier, and both the Sellers and Purchasers shall cooperate with each other to insure the diligent and timely resolution of the matters in this Agreement and in providing access to relevant books and records in their possession; provided, however, that the indemnitee may, at its own cost, select counsel and participate in the investigation, settlement, trial and defense of such claim, lawsuit or action and any appeal arising therefrom. No indemnifying party may effect any settlement that could result in any cost, expense or liability to the indemnitee unless such indemnitee consents in writing to such settlement and the indemnifying party agrees to indemnify the indemnitee therefore. No indemnitee may pay any claim or effect any settlement that could result (i) in any cost, expense or liability of the indemnifying party under this Agreement or otherwise, or (ii) in preventing the indemnifying party from recovering under the indemnifying party’s insurance coverage, unless the indemnifying party consents in writing to such payment or settlement; provided, however, that the indemnitee may pay any such claim or effect a settlement if the indemnitee relieves the indemnifying party of any liability therefore. All insurance proceeds collected pursuant to the indemnitee’s insurance coverage shall be paid to satisfy such claim, lawsuit or enforcement action and the balance, if any, shall be paid to the indemnitee. Any damages incurred by an indemnitee not covered by insurance shall be paid to indemnitee by the indemnifying party. In the event the indemnifying party does not acknowledge in writing to the indemnitee that the indemnifying party shall be obligated under the terms of its indemnity hereunder, does not present evidence reasonably satisfactory to the indemnitee of the indemnifying party’s financial ability to satisfy its obligations under this Agreement or, in the indemnitee’s sole discretion, does not provide the indemnitee collateral or security sufficient to satisfy the indemnifying party’s obligations to the indemnitee hereunder, the indemnitee shall take control of the defense and investigation of such claim, lawsuit or action and to employ and engage attorneys of its own choice to handle and contest and defend the same, at the indemnifying party’s cost, risk and expense.

     d. All of the representations, warranties, covenants, and agreements contained in this Agreement are material and have been relied upon by each of the Parties hereto and shall survive the Closing for their applicable statute of limitations. The representations and warranties contained herein shall not be affected by any investigation, verification or examination by any Party hereto or by anyone on behalf of such Party.

     e. Each Party hereto acknowledges that he or it has had a full and fair opportunity to review this Agreement, understands all of its terms and provisions, and has consulted with an attorney of his or its choice before executing this Agreement. Each Party also acknowledges that no promises or inducements have been offered or given to him or it to persuade him or it to execute this Agreement, other than that consideration herein recited; and that such Party is not relying on any representations or statements by any other Party in connection with this Agreement, other than representations and statements contained herein or instruments executed or delivered pursuant to this Agreement.

     f. Each Party and his or its attorneys have made various statements and representations to the other Party and his or its attorneys during negotiations leading to this Agreement. Nevertheless, each Party specifically does not rely upon any statement, representation, legal opinion, or promise of any other Party or his or its counsel in executing this Agreement or in making the settlement provided for herein, except as expressly stated in this Agreement. The representations and releases contained in this Agreement will survive the consummation of the transactions contemplated by this Agreement.

16. Confidentiality. No Party will disclose or use the terms of this Agreement or the Documents to anyone other than such Party’s attorneys, members, managers, shareholders, lenders, or accountants, in connection with arbitration / litigation to enforce this Agreement, or as otherwise required by law or as deemed appropriate by the Sellers’ legal counsel in connection with securities and other laws. Further, the Parties agree that if any breach of this Section 16 occurs, irreparable harm not fully compensable by damages will occur. For that reason, in the event of any breach of this Section 16, the nonbreaching Party will be entitled to injunctive relief, as well as damages. Any Party may seek injunctive relief in any court having jurisdiction to enforce this Section 16.

17. Nondisparagement. From and after the date of this Agreement, each of the Sellers and Purchasers will refrain from making any disparaging statements, communications or comments about another party to this t Agreement with respect to the Purchase Transaction.

18. Notices. All notices, requests, demands, claims, and other communications under this Agreement must be in writing. Any notice, request, demand, claim, or other communication under this Agreement will be deemed duly given only if it is sent by registered, certified, or express mail, return receipt requested, postage prepaid, and must be addressed to the intended recipient as follows:

If to the Sellers, or any of them, at:	PainCare Holdings, Inc. 1030 North Orange Avenue Suite 105 Orlando, Florida 32801 Attention: CEO

If to the Purchasers, or any of them, at:	The Center for Pain Management, LLC 11921 Rockville Pike, Suite 505 Rockville, Maryland 20850

With a copy to:	Donald N. Sperling, Esquire Stein Sperling Bennett De Jong Driscoll & Greenfeig, P.C. 25 West Middle Lane Rockville, Maryland 20850

If to HBK:	HBK Investments L.P 300 Crescent Court Suite 700 Dallas, Texas 75201 Attn: Legal Department

Notices will be deemed given and received upon confirmation of receipt if sent by facsimile, the one day after pickup if sent by reputable overnight courier, next day delivery service, or three (3) days after mailing if sent by certified or registered mail, or when delivered by express mail. Any Party may change the address to which notices, requests, demands, claims and other communications under this Agreement are to be delivered by giving the other Parties notice in the manner set forth above.

19. Final Agreement. This Agreement, together with the other Documents, constitutes a single, integrated, written contract expressing the entire agreement of the Parties relative to this matter. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any Party, except as specifically set forth in this Agreement. All prior discussions and negotiations with respect to the subject matter hereof have been and are merged and integrated into and are superseded by, this Agreement.

20. Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Maryland, without giving effect to choice of law principles.

21. Amendments in Writing. Any amendments to this Agreement must be in writing and signed by or on behalf of all Parties to the Agreement.

22. Enforceability; Waiver. Should any provision of this Agreement be found legally unconscionable, objectionable, or otherwise unenforceable, all other provisions of this Agreement will remain in full force and effect. No delay or omission on the part of any Party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

23. No Assignment of Any Rights or Claims. The Parties to this Agreement warrant that they have not assigned the claims released herein, that they will not assign the claims before the Closing, and that they have the full right to execute this Agreement.

24. Survival. The provisions of this Agreement including the warranties, representations, and covenants that would naturally survive Closing will survive the Closing.

25. Section Headings. The section headings appearing in this Agreement have been inserted for the purpose of convenience and ready reference. They do not purport to, and should not be deemed to define, limit, or extend the scope or intent of any section.

26. Cooperation in Drafting. Each Party has cooperated in the drafting and preparation of this Agreement. Hence, in any litigation or arbitration concerning this Agreement, the same will not be construed against any Party.

27. Expenses. All expenses in connection with the preparation of this Agreement and Documents, including, without limitation, counsel fees, accounting fees and disbursements, shall be borne by the respective Party(ies) incurring such expense, whether or not such transactions are consummated. To the extent the sale of certain assets pursuant to this Agreement is subject to sales or use tax and any other applicable state tax, such taxes, excluding any income or earnings tax, shall be paid by the Purchasers at such time as such taxes are due and payable to the applicable taxing authority.

28. Execution in Counterparts and by Facsimile. This Agreement may be signed in counterparts and facsimile copies, each of which may be delivered by telecopy or other electronic means as agreed to by the Parties, but will not be effective until all parties have signed at least one counterpart.

29. Time is of the Essence. Time is of the essence with regard to all terms and provisions set forth in this Agreement.

[Signatures appear on next page]

This Agreement is hereby made as of the Effective Date.

“SELLERS”
PainCare Holdings, Inc.	PainCare Acquisition Company XV, Inc.
By:/s/ Mark Szporka	By:/s/Mark Szporka
Attest:	Attest:

PainCare Surgery Centers III, Inc.
By:/s/ Mark Szporka
Attest:

“PURCHASERS”
The Center for Pain Management, LLC	The Center for Pain Management ASC, LLC
By:/s/ P. Bobby Dey, M.D.	By:/s/ P. Bobby Dey, M.D.
Attest:	Attest:
“MEMBERS”
LESTER A. ZUCKERMAN, M.D. /s/Lester A. Zuckerman, M.D.	MARC A. LOEV, M.D. /s/Marc A. Loev

P. BOBBY DEY, M.D. /s/ P. Bobby Dey, M.D.	MARK H. COLEMAN, M.D. /s/ Mark H. Coleman, M.D.

MICHAEL J. DALY, M.D. /s/ Michael J. Daly, M.D.	ALI EL-MOHANDES, M.D. /s/ Ali El-Mohandes, M.D.

“HBK”

HBK INVESTMENTS L.P., a Delaware limited partnership, as lender to PainCare and certain of its subsidiaries and in its capacity as the arranger and administrative agent for all the lenders under the Loan Documents

By: /s/ Kevin O'Neal
Name: Kevin O'Neal
Its Authorized Signatory